                                                                Exhibit 99 (c)
                                                                --------------
                                                                   ( 1 of 1 )

                                                                Schedule VIII

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARES
                        VALUATION AND QUALIFYING ACCOUNTS
                          ALLOWANCE FOR UNCOLLECTIBLES
                                  (IN MILLIONS)



                                        Balance at                                      Balance
                                        Beginning                     Deductions        End of
                                        of period     Additions       (Write-Offs)      Period
                                        ---------     ---------       ------------      ------

December 31, 1993. . . . . . . .           $189         $346              $324           $211

December 31, 1992. . . . . . . .            156          411               378            189

December 31, 1991. . . . . . . .            130          367               341            156








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